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                                                                       EXHIBIT 6

                                SunAmerica Inc.


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                                                                    Present Office or Other
                        Name and Principal                          Principal Occupation or
                         Business Address                                  Employment
                    --------------------------              ------------------------------------------
Directors:          Eli Broad, Chairman(1)(11)              see below
                    Ronald J. Arnault(2)                    Executive Vice President and
                                                            Chief Financial Officer of
                                                            Atlantic Richfield Company
                    David O. Maxwell(3)                     Retired
                    Barry Munitz(4)                         Chancellor of the California
                                                            State University and
                                                            Colleges
                    Lester Pollack(5)                       Chief Executive Officer, Centre Partners,
                                                            L.P.
                    Richard D. Rohr(6)                      see below
                    Sanford C. Sigoloff(7)                  Chairman, President and Chief Executive
                                                            Officer of Sigoloff & Associates, Inc.
                    Harold M. Williams(8)                   President and Chief Executive Officer, The
                                                            J. Paul Getty Trust
                    Karen Hastie Williams(9)                Partner with Crowell & Moring
                    Carl E. Reichardt(10)                   Retired Chairman, Wells Fargo Bank


Officers:

                    Eli Broad(1)(11)                        Chief Executive Officer and President
                    Joseph M. Tumbler(1)                    Vice Chairman
                    Jay S. Wintrob(1)                       Vice Chairman
                    James R. Belardi(1)                     Executive Vice President
                    Lorin M. Fife(1)                        Senior Vice President, General
                                                            Counsel--Regulatory Affairs and
                                                            Assistant Secretary
                    Marc H. Gamsin(1)                       Senior Vice President
                    Susan L. Harris(1)                      Senior Vice President, General
                                                            Counsel--Corporate Affairs and Secretary

                    Jana W. Greer(1)                        Senior Vice President
                    Gary W. Krat(1)                         Senior Vice President
                    Scott L. Robinson(1)                    Senior Vice President and Controller
                    James W. Rowan(1)                       Senior Vice President
                    Karel Carnohan(1)                       Vice President
                    Michael L. Fowler(1)                    Vice President
                    George L. Holdridge,                    Vice President
                     Jr.(1)

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
                    Scott H. Richland(1)                    Vice President and Treasurer
                    Richard D. Rohr(6)                      Assistant Secretary of SunAmerica Inc.
                                                            and Managing Partner of
                                                            Bodman, Longley and Dahling
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(1)                 Business address and address where principal occupation is located is 1 SunAmerica Center, Los Angeles, California
                    90067.

(2) Business address and address where principal occupation is located is 515 South Flower Street, 51st Floor, Los Angeles, California 90071.

(3) Business address and address where principal occupation is located is 5335 Wisconsin Avenue, NW, Suite 440, Washington, D.C. 20015-2003.

(4) Business address and address where principal occupation is located is 400 Golden Shore, Suite 324, Long Beach, CA 90802-4275.

(5) Business address and address where principal occupation is located is 30 Rockefeller Plaza, Suite 5050, New York, New York 10020.

(6) Business address and address where principal occupation is located is 100 Renaissance Center, 34th Floor, Detroit, Michigan 48243.

(7) Business address and address where principal occupation is located is 3340 Ocean Park Boulevard, Suite 3050, Santa Monica, CA 90405.

(8) Business address and address where principal occupation is located is 401 Wilshire Boulevard, Suite 900, Santa Monica, California 90401.

(9) Business address and address where principal occupation is located is 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2505.

(10) Business address and address where principal occupation is located is 420 Montgomery Street, San Francisco, California 94104

(11) Mr. Broad controls 44.5% of the total number of votes entitled to be cast by holders of voting securities of SunAmerica Inc., the direct parent of SunAmerica. Therefore, Mr. Broad may be deemed to beneficially own the securities covered by this Schedule 13D.




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